COINMACH SERVICE CORP. ANNOUNCES A DELAY IN CLOSING OF ITS ACQUISITION BY BABCOCK & BROWN AND
SYNDICATE OF INVESTORS

PLAINVIEW, N.Y., November 16, 2007 — Coinmach Service Corp. (“Coinmach”) (AMEX: “DRY”, “DRA”), announced today that Coinmach and Spin Holdco Inc., a syndicate arranged by Babcock & Brown Limited, have agreed to extend the closing of the proposed acquisition of Coinmach by Spin Holdco Inc. by one business day and expect to close on November 19, 2007.

About Coinmach

Coinmach, through its operating subsidiaries, is a leading supplier of outsourced laundry equipment services for multi-family housing properties in North America. Coinmach’s core business involves leasing laundry rooms from building owners and property management companies, installing and servicing laundry equipment and collecting revenues generated from laundry machines.

Further information about Coinmach Service Corp. can be found on its website at: www.coinmachservicecorp.com

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of Coinmach to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “will,” “expect,” “believes,” “belief,” “intends,” “anticipates”, “plans” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in Coinmach’s filings with the Securities and Exchange Commission. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the failure of Spin Holdco Inc. and Spin Acquisition Co. to obtain the necessary equity or debt financing to complete the transactions contemplated by the Agreement and Plan of Merger, dated as of June 14, 2007, by and among Coinmach, Spin Holdco Inc. and Spin Acquisition Co.; (ii) disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; and (iii) such other additional factors that could cause Coinmach’s results to differ materially from those described in the forward-looking statements set forth in Coinmach’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s Internet site at http://www.sec.gov.

Press Contact:
Coinmach Service Corp.
Robert M. Doyle

Investor Relations Contact:
Coinmach Service Corp.
Raymond Loser, 516-349-8555 Ext. 11251